UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2008

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California	92620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 559-4444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  )  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(  )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(  )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(  )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 7, 2008, Hines Horticulture, Inc. (the “Company”) issued a press release announcing the execution of a supplemental indenture to Hines Nurseries’ 10.25% Senior Notes due 2011 to permit the Company to cease filing reports with the Securities and Exchange Commission.  The beneficial owner of a majority in aggregate principal amount of the Notes has delivered its consent to this indenture.

A copy of the Company’s supplemental indenture and press release appears as Exhibits 99.1 and 99.2 to this current report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

99.1 Copy of supplemental indenture, dated February 6, 2008, to 10.25% Senior Notes due 2011.

99.2 Copy of press release, dated February 7, 2008, containing information regarding the Company’s deregistration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HINES HORTICULTURE, INC.

Date: February 7, 2008	By:	/s/ Claudia M. Pieropan
Claudia M. Pieropan Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

99.1	Copy of supplemental indenture, dated February 6, 2008, issued by Hines Horticulture, Inc.
99.2	Copy of press release, dated February 7, 2008, issued by Hines Horticulture, Inc.